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                           CANADIAN SECURITY AGREEMENT

            SECURITY AGREEMENT, dated as of August 13, 1999, between CANADIAN DRAWN STEEL COMPANY INC. (the "Guarantor"), a Canadian company, and BANKBOSTON, N.A., a national banking association, as administrative agent (hereinafter in such capacity, the "Agent") for itself and other lending institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Revolving Credit Agreement of even date herewith (as amended and in effect from time to time, the "Credit Agreement"), among the Guarantor, the Banks, the Agent and the other parties thereto.

            WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Borrower under the Credit Agreement that the Guarantor execute and deliver to the Agent, for the benefit of the Banks and the Agent, a security agreement in substantially the form hereof; and

            WHEREAS, the Guarantor wishes to grant security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

            NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.0 Definitions.

            All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms not defined in the Credit Agreement but defined in the Personal Property Security Act (Ontario) ("PPSA") and used herein shall have the same definitions herein as specified therein.

2.0 Grant of Security Interest.

      2.1 Collateral Granted.

            The Guarantor hereby grants to the Agent, for the benefit of the Banks and the Agent, to secure the payment and performance in full of all of the Obligations of the Guarantor, a security interest in and so pledges and assigns to the Agent, for the benefit of the Banks and the Agent, all of the following properties, assets and rights of the Guarantor, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and all general intangibles, documents and instruments relating to any of the following (all of the same being hereinafter called the "Collateral"):

            (a) all inventory, including raw materials, work in progress and finished goods;

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            (b)   accounts, including accounts receivable, and chattel paper, insurance refund claims and all other insurance claims and proceeds to which the Agent is entitled pursuant to the provisions of Section 8.7 of the Credit Agreement;

            (c) all general intangibles (other than intellectual property), including, without limitation, all rights to the payment of money, to the extent relating to the Collateral described in
                  (a) and (b) above;

            (d)   all rights to all short term Investments described in section
                  9.3 of the Credit Agreement constituting Collateral described in (a), (b) or (c) above or proceeds thereof, and to the extent such Investments do not constitute Collateral for the Notes , together with all income therefrom and increases therein; and

            (e) all patents, trademarks, trade names, including without limitation, all right, title and interest of the Guarantor in and to the trademarks, service marks, registrations of trademarks and service marks and applications therefor, patents and applications for patents set forth on the attached Schedule "A" (collectively, the "Patents and Trademarks"), together with all right, title and interest of the Guarantor in and to all patents and trademarks which the Guarantor may hereinafter acquire, the right to file and prosecute applications for patents and trademarks, including the Patents and Trademarks, and similar intellectual property anywhere in the world and the good will of the business connected with the use of and symbolized by the Patents and Trademarks, together with all assets which uniquely reflect the good will of the business of the Guarantor, including but not limited to, the Guarantor's trade names, customer lists, trade secrets, corporate and other business records, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, descriptions, inventions, name plates, catalogues, copyrights, dealer contracts, supplier contracts, distribution agreements, confidential information, consulting agreements, engineering contracts and engineering drawings (all of the foregoing described in this clause (d) collectively referred to herein as the "Intellectual Property").

      2.2 Delivery of Instruments, etc.

            (a) Pursuant to the terms hereof, the Guarantor has endorsed, assigned and delivered to the Agent all negotiable or non-negotiable instruments and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that the Guarantor shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments or chattel paper to be pledged by it hereunder, the Guarantor shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.

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            (b) To the extent that the Guarantor is a beneficiary under any written letter of credit constituting Collateral now or hereafter issued in favor of the Guarantor and pledged by it hereunder, the Guarantor shall deliver such letter of credit to the Agent. The Agent shall from time to time, at the request and expense of the Guarantor, make such arrangements with the Guarantor as are in the Agent's reasonable judgment necessary and appropriate so that the Guarantor may make any drawing to which the Guarantor is entitled under such letter of credit, without impairment of the Agent's perfected security interest in the Guarantor's rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Agent's request, the Guarantor shall, for any such letter of credit, now or hereafter issued in favor of the Guarantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Agent and satisfactory to the Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Agent for application as provided in the Credit Agreement, and the Guarantor shall deliver to the Agent a consent in writing to such assignment from the issuer of such letter of credit.

      2.3 Excluded Collateral.

            Notwithstanding the foregoing provisions of this Agreement, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper, general intangibles and any intellectual property which are now or hereafter held by the Guarantor as licensee, lessee or otherwise, to the extent that (i) such chattel paper, general intangibles and such intellectual property are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper, general intangibles and such intellectual property to the extent that the assignment or encumbering of such proceeds is not so restricted and
            (B) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper, general intangibles and such intellectual property being obtained (including, without limitation, any such consent contained in the Other Asset Intercreditor Agreement), thereafter such chattel paper, general intangibles and such intellectual property as well as any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest and the term "Collateral".

      2.4 Patent and Trademark Assignments.

            Concurrently herewith, the Guarantor is also executing and delivering to the Agent, for the benefit of the Banks and the Agent, the Assignment of Intellectual Property pursuant

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            to which the Guarantor is assigning to the Agent, for the benefit of the Banks and the Agent, certain Collateral consisting of patents and patent rights and trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Assignment of Intellectual Property are supplemental to the provisions of this Agreement, and nothing contained in the Assignment of Intellectual Property shall derogate from any of the rights or remedies of the Agent or any of the Banks hereunder. Nor shall anything contained in the Assignment of Intellectual Property be deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.

3.0 Title to Collateral, etc.

            The Guarantor is the owner of the Collateral pledged by it free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Financial Administrations Act.

4.0 Continuous Perfection.

            The Guarantor's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered to the Agent herewith and the Guarantor will not change the same, or the name, identity or corporate structure of the Guarantor in any manner, without providing at least thirty (30) days prior written notice to the Agent. The Collateral, to the extent not delivered to the Agent pursuant to this Agreement, will be kept at those locations listed on Schedule "B" and except in the regular course of business, will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Agent, unless such Collateral is removed to another location in which the Agent has a perfected security interest.

5.0 No Liens.

            Except for the security interest herein granted and liens permitted by the Credit Agreement, the Guarantor shall be the owner of the Collateral pledged by it hereunder free from any lien, security interest or other encumbrance, and the Guarantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent or any of the Banks. The Guarantor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Agent, for the benefit of the Banks and the Agent, except for liens permitted by the Credit Agreement.

6.0 No Transfers.

            The Guarantor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for (i) sales of inventory in the ordinary course of business, (ii) sales or other

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dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices, and (iii) as otherwise permitted by the Credit Agreement.

7.0 Maintenance of Collateral; Compliance with Law.

            The Guarantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Agent, or its designee, may inspect, wherever located, the Collateral at such reasonable times and intervals as the Agent may request. The Guarantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, except as permitted by Section 8.8 of the Credit Agreement. The Guarantor has at all times operated, and the Guarantor will continue to operate, its business in compliance with all applicable provisions of federal, provincial and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.0 Collateral Protection Expenses; Preservation of Collateral.

      8.1 Expenses Incurred by Agent.

            In its discretion, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Guarantor agrees to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to the Guarantor to make any such expenditures, nor shall the making thereof relieve the Guarantor of any default.

      8.2 Agent's Obligations and Duties.

            Anything herein to the contrary notwithstanding, the Guarantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Guarantor thereunder. Neither the Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to any of the Collateral, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Guarantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Bank may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession shall be to deal

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            with such Collateral in the same manner as the Agent deals with similar property for its own account.

9.0 Securities and Deposits.

            The Agent may at any time during an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. The Agent may at any time during an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent or any Bank to the Guarantor may at any time be applied to or set off against any of the Obligations.

10.0 Notification to Account Debtors and Other Obligors.

            If an Event of Default shall have occurred and be continuing, the Guarantor shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of the Guarantor pledged by it hereunder and obligors on instruments pledged by it hereunder for which the Guarantor is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor (except to the extent that such payment is already being made to the Agent to the satisfaction of the Agent), and the Agent may itself, if a Default or an Event of Default shall have occurred and be continuing, with notice to the Guarantor, so notify such account debtors and obligors. After the making of such a request or the giving of any such notification, the Guarantor shall hold any proceeds of collection received by the Guarantor of accounts, chattel paper, general intangibles and instruments pledged by it hereunder as trustee for the Agent, for the benefit of the Banks and the Agent, without commingling the same with other funds of the Guarantor and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection received by the Agent of accounts, chattel paper, general intangibles and instruments pledged by the Guarantor to the Obligations in accordance with the Credit Agreement, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

11.0 Further Assurances.

            The Guarantor, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may reasonably require more completely to vest in and assure to the Agent and the Banks their respective rights hereunder or in any of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements

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            and financing change statements under the PPSA, (ii) if available, after taking reasonable steps within the powers of the Guarantor, obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in this Agreement, and (iii) obtaining waivers from mortgagees and landlords.

12.0 Power of Attorney.

      12.1 Appointment and Powers of Agent.

            The Guarantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Guarantor or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Guarantor, without notice to or assent by the Guarantor (it being agreed that no such Person shall exercise such power except during the continuance of an Event of Default), upon the occurrence and during the continuance of a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the PPSA and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Guarantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Guarantor might do, including, without limitation (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights ad patentable inventions and processes and
            (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

      12.2 Ratification by Guarantor.

            To the extent permitted by law, the Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      12.3 No Duty on Agent.

            The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent to

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            exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Guarantor for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

13.0 Remedies.

            If an Event of Default shall have occurred and be continuing, the Agent may, with notice to the Guarantor, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the PPSA, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Guarantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require the Guarantor to assemble all or any part of the Collateral at such location or locations of the Guarantor's principal office(s) or at such other locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Guarantor at least fifteen (15) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Guarantor hereby acknowledges that fifteen (15) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than the Guarantor, the Guarantor waives and agrees not to assert any rights or privileges which it may have under the PPSA.

14.0 No Waiver, etc.

            The Guarantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in this Agreement. The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent with the consent of the Majority Banks. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights

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and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

15.0 Marshalling.

            Neither the Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Guarantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Guarantor hereby irrevocably waives the benefits of all such laws.

16.0 Proceeds of Dispositions; Expenses.

            The Guarantor promises to pay to the Agent on demand any and all reasonable expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by the PPSA, any excess shall be returned to the Guarantor, and the Guarantor shall remain liable for any deficiency in the payment of the Obligations.

17.0 Overdue Amounts.

            Until paid, all amounts due and payable by the Guarantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

18.0 Termination

            At such time as all of the Obligations have been finally paid and satisfied in full in cash and the commitments have been terminated, this Agreement shall terminate and the Agent shall, upon the written request and at the expense of the Guarantor, execute and deliver to the Guarantor all releases, assignments and other instruments as may be necessary or proper to terminate the Agent's security

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                                      -10-


interest granted hereunder, as fully as if this Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Agent pursuant hereto. Upon the sale of any Collateral in accordance with the provisions of the Credit Agreement, the Agent shall, upon the written request and at the expense of the Guarantor, execute and deliver to the Guarantor, all releases, assignments and other instruments as may be necessary or proper to terminate the Agent's security interest in such Collateral. Notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent, any Co-Agent or any Bank in respect of the Obligations is rescinded or must otherwise be restored or returned by the Agent, any Co-Agent or any Bank upon insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, upon the appointment of any intervenor or conservator of, or trustee or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

19.0 Governing Law; Consent to Jurisdiction.

            THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO. The Guarantor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Province of Ontario and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in the Credit Agreement. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

20.0 Savings Clause.

            Nothing contained in this Agreement shall be construed to narrow the scope of the Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Agent or any Bank hereunder.

21.0 Miscellaneous.

            The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Guarantor and its respective successors and assigns, and shall inure to the benefit of the Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Guarantor acknowledges receipt of a copy of this Agreement.

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            IN WITNESS WHEREOF, intending to be legally bound, the Guarantor has caused this Agreement to be duly executed as of the date first above written.

                                        CANADIAN DRAWN STEEL COMPANY INC.
                                        Per:


                                        ----------------------------------------
                                        Name:
                                        Title:


                                        ----------------------------------------
                                        Name:
                                        Title:

                                        I/We have authority to bind the
                                        Corporation.

Accepted:

BANKBOSTON N.A., as Agent
Per:



--------------------------------------
Name:
Title:



--------------------------------------
Name:
Title:

I/We have authority to bind the Agent.